SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

LightFirst Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	36-4437640 (IRS Employer Identification No.)

25 Northwest Point Blvd., Suite 700 Elk Grove Village, Illinois (Address of Principal Executive Offices)	60007 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. [    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following Box. [ x ]

Securities Act registration statement file number to which this form relates:

Registration Statement File Number 333-107769

Securities to be registered pursuant to Section 12(b) of the Act:

Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock
(Title of Class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

     The description of the Registrant’s Common Stock (the “Common Stock”) to be registered hereunder is incorporated by reference from the description of the Common Stock contained in the Prospectus included in the Registrant’s Registration Statement on Form S-1 (Commission File No. 333-107769), which was originally filed on August 8, 2003 (the “Registration Statement”). Additionally, this registration statement will incorporate by reference the description of the Common Stock contained in any prospectus or prospectus supplement related to the Common Stock that is subsequently filed pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

Item 2. Exhibits.

     The information required by this item is incorporated by reference to the following documents:

     (a)  the Registrant’s Certificate of Incorporation, as filed as Exhibit 3.1 to the Registrant’s Registration Statement; and

     (b)  the Registrant’s Bylaws, as filed as Exhibit 3.2 to the Registrant’s Registration Statement.

SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: February 10, 2004

LIGHTFIRST INC.

By: /s/ Martin P. Gilmore Martin P. Gilmore President & Chief Executive Officer